UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 5, 2007
Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, Advanced BioEnergy, LLC (the “Company”) issued a promissory note to ICM, Inc. for a principal amount of $2.5 million. The note is due and payable in full on the earlier of (i) October 12, 2007 if the financing contemplated by a credit agreement among Heartland Grain Fuels, L.P., a subsidiary of the Company, the banks and financial institutions as lenders from time to time a party thereto and WestLB AG, New York Branch, as administrative agent (the “WestLB Credit Agreement”) has not closed and initially funded; (ii) October 5, 2008, and (iii) the “Conversion Date” under the WestLB Credit Agreement.

The note is attached as Exhibit 10, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.03 and is hereby incorporated in this item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10	Advanced BioEnergy, LLC Promissory Note dated October 5, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007	ADVANCED BIOENERGY, LLC

	By	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10	Advanced BioEnergy, LLC Promissory Note dated October 5, 2007.	Filed Electronically